Exhibit 5.1

November 7, 2019

Sierra Oncology, Inc.

c/o 885 West Georgia Street

Suite 2150

Vancouver, BC, V6C 3E8, Canada

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Sierra Oncology, Inc., f/k/a ProNAi Therapeutics, Inc., a Delaware corporation (the “Company”), of an indeterminate number of (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”); and (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) ((i) through (iii) collectively, the “Securities”) with an aggregate offering price not to exceed $40,000,000 pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Restated Certificate of Incorporation filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Restated Bylaws (the “Bylaws” and, together with the Restated Certificate, as each may be amended, modified or restated, the “Charter Documents”), the Registration Statement, together with the Exhibits filed as a part thereof and all other documents incorporated therein by reference, the preliminary prospectus and preliminary prospectus supplements prepared in connection with the Registration Statement (collectively, the “Prospectus”), certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Company’s Restated Certificate and Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or governmental officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated November 6, 2019 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company. We also have assumed that any certificates or instruments representing the Securities will be, when issued, properly signed by authorized officers of the Company or their agents, delivered to the intended recipients with the intent that the Company be bound thereby. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of Washington, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of Washington, and (iii) the Delaware General Corporation Law and reported judicial decisions relating thereto (clauses (i) through (iii) collectively, the “Applicable Laws”). To the extent that any Warrant Agreement is governed by the laws of any jurisdiction other than the State of Washington, our opinion expressed below assumes that Internal Washington Law (as defined below) will exclusively apply to and govern such Warrant Agreement, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement.

As used herein “Internal Washington Law” means the internal laws of the State of Washington applicable to a contract made by Washington residents in the State of Washington that selects Washington law as the governing law of such contract, without regard to any laws or equitable principles regarding choice of law, conflict of laws or public policies that might make any other law(s) applicable. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities, any change in actions of the Board or the Company’s stockholders, or any amendments to the Restated Certificate or Bylaws; (ii) at the time of the offer, issuance and sale of any Securities, the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares; (iii) at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded; and (iv) all purchasers of Securities will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Securities that are shares of capital stock will not be less than the par value thereof. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not result in a violation of the Restated Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

We express no opinion regarding the effectiveness of any waiver, stay or extension, or of any unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

Based upon the foregoing, we are of the following opinion:

1. With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (i) the issuance of and the terms of the offering of such shares of Common Stock and related matters have been duly authorized by all required corporate action of the Board or a duly authorized committee thereof, and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws and (ii) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (in an amount not less than the par value of the Common Stock) provided for therein and approved by the Board or a duly authorized committee thereof, or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value per share of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the issuance and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Restated Certificate and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware (or the filing of an amendment to the Company’s Certificate of Incorporation to similar effect), have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws and (ii) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (in an amount not less than the par value per share of such Preferred Stock)

provided for therein or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value per share of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Warrants registered pursuant to the Registration Statement, when (i) the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered, and (iii) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto.

This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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